                                                                  Exhibit (c)(3)

                             J.P. MORGAN LETTERHEAD


[Vendor]



25 August 1998



Dear Sirs

RECOMMENDED CASH OFFER FOR SEDGWICK GROUP PLC ("SEDGWICK")

We refer to the recommended cash offer (the "Offer") for the entire issued and to be issued share capital of Sedgwick by Morgan Guaranty Trust Company of New York and Donaldson, Lufkin & Jenrette International on behalf of Marsh & McLennan Companies, Inc ("Marsh & McLennan") which was announced on 25 August 1998.

You agree that you will sell, and we agree that we will, on behalf of Marsh & McLennan, purchase, conditional on (1) the expiration or termination of all applicable waiting periods under the Hart-Scott Rodino Anti-Trust Improvements Act of 1976 as amended, (the "HSR Act"), (2) there being in existence no order of any United States court enjoining such sale and purchase, and (3) appropriate exemptive relief for the making of purchases of shares in the capital of Sedgwick ("Sedgwick Shares") by Marsh & McLennan outside of the Offer having
been obtained from the United States Securities and Exchange Commission, [     ]
Sedgwick Shares at a price of 225 pence per Sedgwick Share (the "Sale") being the price payable to holders of Sedgwick Shares under the Offer.

We both further agree, subject to the above, to effect the Sale through an On-Exchange transaction as defined by the rules of the London Stock Exchange
with a view to the Sale settling [     ] calendar days after the expiration or
termination of all applicable waiting periods under the HSR Act.

                                                                  Exhibit (c)(3)

                             J.P. MORGAN LETTERHEAD


This letter of agreement will lapse if the applicable waiting periods under the HSR Act have not expired by midnight New York time on Sunday 27th September 1998. If this letter of agreement lapses, we shall have no claim against you and you shall have no claim against us. It is noted that, by execution of this letter, each party warrants to the other that it has full right, power and authority and has taken all action necessary to execute and deliver and to exercise its rights and performance obligations under this letter.

This letter is to be construed in accordance with and governed by English Law.

Please acknowledge your agreement to the above by signing and returning the enclosed copy letter.


___________________________________

Signed for and on behalf of
J.P. Morgan Securities Limited

We hereby acknowledge receipt of your letter and agree to sell the [     ]
Sedgwick Shares on the terms set out therein.


___________________________________

Signed for and on behalf of [Vendor]

                                                                  Exhibit (c)(3)

                             J.P. MORGAN LETTERHEAD


[Vendor]



25 August 1998



Dear Sirs

RECOMMENDED CASH OFFER FOR SEDGWICK GROUP PLC ("SEDGWICK")

We refer to the recommended cash offer (the "Offer") for the entire issued and to be issued share capital of Sedgwick by Morgan Guaranty Trust Company of New York and Donaldson, Lufkin & Jenrette International on behalf of Marsh & McLennan Companies, Inc ("Marsh & McLennan") which was announced on 25 August 1998.

You agree that you will sell, and we agree that we will, on behalf of Marsh & McLennan, purchase, conditional on (1) the expiration or termination of all applicable waiting periods under the Hart-Scott Rodino Anti-Trust Improvements Act of 1976 as amended, (the "HSR Act"), (2) there being in existence no order of any United States court enjoining such sale and purchase, and (3) appropriate exemptive relief for the making of purchases of shares in the capital of Sedgwick ("Sedgwick Shares") by Marsh & McLennan outside of the Offer having
been obtained from the United States Securities and Exchange Commission, [     ]
Sedgwick Shares at a price of 225 pence per Sedgwick Share (the "Sale") being the price payable to holders of Sedgwick Shares under the Offer.

We both further agree, subject to the above, to effect the Sale through an On-Exchange transaction as defined by the rules of the London Stock Exchange
with a view to the Sale settling [     ] calendar days after the expiration or
termination of all applicable waiting periods under the HSR Act.

                                                                  Exhibit (c)(3)

                             J.P. MORGAN LETTERHEAD


This letter of agreement will lapse if the applicable waiting periods under the HSR Act have not expired by midnight New York time on Sunday 27th September 1998. If this letter of agreement lapses, we shall have no claim against you and you shall have no claim against us. It is noted that, by execution of this letter, each party warrants to the other that it has full right, power and authority and has taken all action necessary to execute and deliver and to exercise its rights and performance obligations under this letter.

This letter is to be construed in accordance with and governed by English Law.

Please acknowledge your agreement to the above by signing and returning the enclosed copy letter.


___________________________________

Signed for and on behalf of
J.P. Morgan Securities Limited

We hereby acknowledge receipt of your letter and agree to sell the [     ]
Sedgwick Shares on the terms set out therein.


___________________________________

Signed for and on behalf of [Vendor]


                                       2